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                                                                   EXHIBIT 23.3

                      CONSENT OF CUSHMAN & WAKEFIELD, INC.

         We consent to (i) all references to us in the Registration Statement on Form S-4 of Shelbourne Properties II, Inc. under the captions "SUMMARY," "ALTERNATIVES TO THE CONVERSION" and "EXPERTS" and (ii) the filing as an exhibit to the Registration Statement of Limited Appraisals of Real Property prepared by us.

                                                     CUSHMAN & WAKEFIELD, INC.

New York, New York
September 15, 2000